                                                                                                                                                                As filed with the Securities and Exchange Commission on January 18, 2012
 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
LSI CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware		94-2712976
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
1621 Barber Lane Milpitas, California 95035
(Address of principal executive offices, including zip code)

SandForce, Inc. 2007 Stock Plan, as amended Standalone SandForce, Inc. Restricted Stock Units Agreement with Farbod Michael Raam, as amended
(Full title of the plans)

Jean F. Rankin, Esq.
Executive Vice President, General
Counsel and Secretary
LSI CORPORATION
1110 American Parkway NE
Allentown, Pennsylvania 18109
(610) 712-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Larry W. Sonsini, Esq.
Katharine A. Martin, Esq.
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
650-493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☑                                                                 Accelerated filer ☐                                      Non-accelerated filer ☐                                                   Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.01: Reserved for future issuance pursuant to options granted under the SandForce, Inc. 2007 Stock Plan	7,541,803 shares	$0.7466	$5,630,710.12	$645.28
Common Stock, par value $0.01: Reserved for future issuance pursuant to the vesting of restricted stock units under the SandForce, Inc. 2007 Stock Plan	1,108,722 shares	$6.72	$7,450,611.84	$853.85
Common Stock, par value $0.01: Issued as restricted shares granted under the SandForce, Inc. 2007 Stock Plan	115,563 shares	$6.72	$776,583.36	$89.00
Common Stock, par value $0.01: Reserved for future issuance pursuant to the vesting of restricted stock units under the Standalone SandForce, Inc. Restricted Stock Units Agreement with Farbod Michael Raam	466,847 shares	$6.72	$3,137,211.84	$359.53

Total:	9,232,935 shares		$16,995,117.16	$1,947.66
__________
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the Registrant (“Registrant Common Stock”) that become issuable under any of the plans listed on the cover page of this Registration Statement (the “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant Common Stock.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act.  For shares of Registrant Common Stock to be issued pursuant to options granted under the SandForce, Inc. 2007 Stock Plan the maximum aggregate offering price and the fee were computed upon the basis of $0.7466 per share, which is the weighted average price at which the options may be exercised, and for restricted stock units to be issued or restricted shares issued pursuant to the Standalone SandForce, Inc. Restricted Stock Units Agreement with Farbod Michael Raam or the SandForce, Inc. 2007 Stock Plan, the maximum aggregate offering price and the fee were computed upon the basis of $6.72 per share, which was the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on January 11, 2012.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents previously filed by LSI Corporation (the “Registrant”) with the Commission are hereby incorporated by reference in this Registration Statement:

•	Annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on February 28, 2011;

•	Quarterly report on Form 10-Q for the quarter ended April 3, 2011, filed with the Commission on May 12, 2011;

•	Quarterly report on Form 10-Q for the quarter ended July 3, 2011, filed with the Commission on August 12, 2011;

•	Quarterly report on Form 10-Q for the quarter ended October 2, 2011, filed with the Commission on November 10, 2011;

•
The Registrant’s current reports on Form 8-K, filed with the Securities and Exchange Commission on February 10, 2011, April 20, 2011, May 10, 2011, May 11, 2011, May 13, 2011, November 1, 2011 (excluding Items 7.01 and 9.01 thereof and Exhibit 99.1 thereto), November 14, 2011, January 5, 2012 and January 18, 2012;

•	Items 1.01 and 8.01 of the current report on Form 8-K, filed with the Securities and Exchange Commission on March 9, 2011;

•
The description of the Registrant’s common stock contained in its registration statement on Form 8-A, filed with the Securities and Exchange Commission on August 29, 1989 and any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description; and

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Securities and Exchange Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Registrant’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference herein.

Item 4. Description of Securities.

Not applicable.

Item 5.                      Interests of Named Experts and Counsel.

The validity of the securities registered hereby has been passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), Palo Alto, California. Larry W. Sonsini, a member of WSGR and certain partnership investment accounts of WSGR in which Mr. Sonsini is a participant own an aggregate of 55,000 shares of Registrant Common Stock. These shares were issued to applicable partnership investment accounts of WSGR upon the exercise of options granted to Mr. Sonsini during his service as a member of the Registrant’s board of directors. Upon exercise of such options, 10% of the shares were issued to Mr. Sonsini and 90% of the shares were issued to the applicable partnership investment accounts of WSGR.

Item 6.                      Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.  Our certificate of incorporation contains a provision eliminating the personal liability of its directors to the company or its stockholders for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.  Our bylaws provide for the mandatory indemnification of our directors and officers to the maximum extent permitted by Delaware law. In addition, our bylaws give us the power to indemnify our employees and agents to the maximum extent permitted by Delaware law.

We have entered into agreements to indemnify our directors and executive officers.  These agreements provide for the circumstances under which we will indemnify our directors and executive officers and pay their expenses if they become involved in litigation as a result of their service with the company.  These agreements also provide a number of circumstances under which we will not indemnify our directors or executive officers or pay their expenses pursuant to the agreements.  The benefits provided under these agreements with our directors and executive officers are in addition to the benefits provided by our bylaws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.                      Exhibits.

Exhibit No.	Description
4.1
Composite Certificate of Incorporation of LSI Corporation dated November 13, 2009 (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed on November 16, 2009, File No. 001-10317).

4.2	Bylaws of LSI Corporation, as amended on November 8, 2011 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on November 14, 2011, File No. 001-10317).
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	SandForce, Inc. 2007 Stock Plan. (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K, filed on January 18, 2012, File No. 001-10317)
99.2
Amendment to SandForce, Inc. 2007 Stock Plan, effective October 21, 2011. (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K, filed on January 18, 2012, File No. 001-10317)

99.3
Standalone SandForce, Inc. Restricted Stock Units Agreement with Farbod Michael Raam. (incorporated by reference to Exhibit 99.3 of the Registrant’s Current Report on Form 8-K, filed on January 18, 2012, File No. 001-10317)

99.4
First Amendment to Standalone SandForce, Inc. Restricted Stock Units Agreement with Farbod Michael Raam.  (incorporated by reference to Exhibit 99.4 of the Registrant’s Current Report on Form 8-K, filed on January 18, 2012, File No. 001-10317)

Item 9.                      Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to the information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milpitas, State of California, on January 18, 2012.

LSI CORPORATION

By: /s/ Bryon Look
Name: Bryon Look
Title: Executive Vice President, Chief Financial
Officer and Chief Administrative Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Abhijit Y. Talwalkar and Bryon Look, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Abhijit Y. Talwalkar Abhijit Y. Talwalkar	President and Chief Executive Officer and Director (Principal Executive Officer)	January 18, 2012

/s/ Bryon Look Bryon Look	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer and Principal Accounting Officer)	January 18, 2012

/s/ Charles A. Haggerty Charles A. Haggerty	Director	January 18, 2012

/s/ Richard S. Hill Richard S. Hill	Director	January 18, 2012

/s/ John H.F. Miner John H.F. Miner	Director	January 18, 2012

/s/ Arun Netravali Arun Netravali	Director	January 18, 2012

/s/ Charles C. Pope Charles C. Pope	Director	January 18, 2012

/s/ Gregorio Reyes Gregorio Reyes	Director	January 18, 2012

/s/ Michael G. Strachan Michael G. Strachan	Director	January 18, 2012

/s/ Susan Whitney Susan Whitney	Director	January 18, 2012

EXHIBIT INDEX
Exhibit No.	Description
4.1
Composite Certificate of Incorporation of LSI Corporation dated November 13, 2009 (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed on November 16, 2009, File No. 001-10317).

4.2	Bylaws of LSI Corporation, as amended on November 8, 2011 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on November 14, 2011, File No. 001-10317).
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	SandForce, Inc. 2007 Stock Plan (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K, filed on January 18, 2012, File No. 001-10317).
99.2
Amendment to SandForce, Inc. 2007 Stock Plan, effective October 21, 2011 (incorporated by reference to Exhibit 99.2 of the Registrant's Current Report on Form 8-K, filed on January 18, 2012, File No. 001-10317).

99.3
Standalone SandForce, Inc. Restricted Stock Units Agreement with Farbod Michael Raam (incorporated by reference to Exhibit 99.3 of the Registrant's Current Report on Form 8-K, filed on January 18, 2012, File No. 001-10317).

99.4
First Amendment to Standalone SandForce, Inc. Restricted Stock Units Agreement with Farbod Michael Raam (incorporated by reference to Exhibit 99.4 of the Registrant's Current Report on Form 8-K, filed on January 18, 2012, File No. 001-10317).